UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 7, 2015

PBF LOGISTICS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

In connection with the Notes Offering referred to in Item 8.01 below, PBF Logistics LP (the “Partnership”) is disclosing under this Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 hereto, which is incorporated herein by reference. The updated information included in Exhibit 99.1 is being delivered to the purchasers of notes in the Notes Offering and is provided in this Item 7.01 of this Current Report on Form 8-K to satisfy the Partnership’s public disclosure requirements under Regulation FD. The information contained in this Item 7.01, including Exhibit 99.1, does not constitute an offer to sell, or a solicitation of an offer to buy, any of the notes in the Notes Offering or any other securities of the Partnership.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.	Other Events

As previously announced, the Partnership, a consolidated subsidiary of PBF Energy Inc. (“PBF Energy”), entered into a Contribution Agreement with PBF Energy Company LLC (“PBF LLC”), a subsidiary of PBF Energy. Pursuant to the Contribution Agreement, PBF LLC has agreed to contribute to the Partnership all of the issued and outstanding limited liability company interests of Delaware Pipeline Company LLC and Delaware City Logistics Company LLC, for total consideration payable to PBF LLC of $143.0 million, consisting of $112.5 million of cash and $30.5 million of Partnership common units, or 1,288,420 common units (the “Delaware City Logistics Acquisition”). The cash consideration will be funded by the Partnership with $88.0 million in proceeds from the Notes Offering, sale of approximately $0.7 million in marketable securities and $23.8 million in borrowings under the Partnership’s revolving credit facility. The Partnership will borrow an additional $0.7 million under its revolving credit facility to repay $0.7 million of its outstanding term loan in order to release the $0.7 million in marketable securities that had collateralized the Partnership’s term loan. The Partnership is providing certain unaudited pro forma financial information of the Partnership in connection with this pending Delaware City Logistics Acquisition. The pro forma financial information is attached hereto as Exhibit 99.2.

In addition, on May 7, 2015, the Partnership and its wholly-owned subsidiary PBF Logistics Finance Corporation, issued a press release announcing the pricing of $350.0 million aggregate principal amount of their 6.875% Senior Notes due 2023 (the “Notes Offering”). This represents an increase of $50.0 million over the aggregate principal offering amount previously announced on May 4, 2015. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information contained in this Item 8.01, including Exhibits 99.2 and 99.3, do not constitute an offer to sell, or a solicitation of an offer to buy, any of the notes in the Notes Offering or any other securities of the Partnership.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Unaudited pro forma consolidated financial statements of the Partnership as of and for the three and twelve months ended March 31, 2015, and for the year ended December 31, 2014, together with the related notes to the financial statements, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Certain information being delivered to the purchasers of notes in the Notes Offering.

99.2	Unaudited pro forma consolidated financial statements of the Partnership as of and for the three and twelve months ended March 31, 2015 and for the year ended December 31, 2014.

99.3	Press Release dated May 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2015

PBF Logistics LP
By:	PBF Logistics GP LLC, its general partner

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Authorized Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Certain information being delivered to the purchasers of notes in the Notes Offering.

99.2	Unaudited pro forma consolidated financial statements of the Partnership as of and for the three and twelve months ended March 31, 2015 and for the year ended December 31, 2014.

99.3	Press Release dated May 7, 2015.